EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in this registration statement of Apria Healthcare Group Inc. on Form S-8 of our report dated February 16, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in accounting for goodwill and other intangible assets), appearing in the Annual Report on Form 10-K of Apria Healthcare Group Inc. for the year ended December 31, 2003.

DELOITTE & TOUCHE LLP

Costa Mesa, California
April 21, 2004